Exhibit 32
Certification
Pursuant to Rule 13a-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Sections 1350(a) and (b))
I, Anthony G. Capuano, President and Chief Executive Officer of Marriott International, Inc. (the “Company”) certify that:
(1)the annual report on Form 10-K of the Company for the period ended December 31, 2024, (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 11, 2025	/s/ Anthony G. Capuano
Anthony G. Capuano President and Chief Executive Officer (Principal Executive Officer)
I, Kathleen K. Oberg, Chief Financial Officer and Executive Vice President, Development of Marriott International, Inc. (the “Company”) certify that:
(1)the annual report on Form 10-K of the Company for the period ended December 31, 2024, (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 11, 2025	/s/ Kathleen K. Oberg
Kathleen K. Oberg Chief Financial Officer and Executive Vice President, Development (Principal Financial Officer)